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                                                                   Exhibit 11(b)





                               CONSENT OF COUNSEL


                 We hereby consent to the use of our name and to the references to our firm under the captions "Management of the Fund - Directors and Officers" and "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 14 to the Registration Statement (No. 2-82278) of Municipal Fund for New York Investors, Inc. under the Securities Act of 1933. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our firm under such captions we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.





                                                   /s/ Drinker Biddle & Reath
                                                   --------------------------
                                                   Drinker Biddle & Reath



Philadelphia, Pennsylvania
November 30, 1995